EXHIBIT 21.1
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                SUBSIDIARIES OF CHANGE TECHNOLOGY PARTNERS, INC.



1.       Iguana Studios, Inc., a Delaware corporation.

2.       Papke-Textor, Inc. d/b/a Canned Interactive, a California corporation.